SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No. __)

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[X] Preliminary Information Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
[ ] Definitive Information Statement

POWERHOUSE TECHNOLOGIES GROUP, INC.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

POWERHOUSE TECHNOLOGIES GROUP, INC.

555 Twin Dolphin Drive, Suite 650
Redwood City, California 94065
INFORMATION STATEMENT
July ___, 2006
GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.0001 per share (the "Common Stock"), of PowerHouse Technologies Group, Inc., a Delaware corporation (the "Company") and of the Series A Junior Preferred Stock, par value $.0001 per share of the Company. This Information Statement is to notify the Stockholders that:

• On or about April 6, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 34,081,225 shares representing approximately 51.0% of the 66,824,639 shares of the total issued and outstanding shares of voting stock of the Company as of the March 17, 2006 record date for this action (the “April Consent”), authorizing the Company’s Board of Directors to effect (or not to effect) on or before March 1, 2007, a reverse split of the Company’s common stock at a ratio of up to 1 for 15 by way of an Amendment to the Certificate of Incorporation of the Company (the “Reverse Split Amendment”).

• The Company received written consents in lieu of a meeting of Stockholders from holders of 34,909,419 shares representing approximately 52.2% of the 66,824,639 shares of the total issued and outstanding shares of voting stock of the Company as of the May 17, 2006 record date for this action (the “June Consent”), approving the following: (A) Amended and Restated Certificate of Incorporation (the “Restated Certificate”) pursuant to which the name of the Company is changed to “Migo Software, Inc.”, the maximum number of shares of common stock that the Company shall be authorized to have outstanding at any time shall be increased to 200,000,000 shares of common stock at a par value of $0.0001 per share, and the maximum number of shares of preferred stock that the Company shall be authorized to have outstanding shall be increased to 10,000,000 shares of preferred stock;  (B) the following individuals are elected to the Company’s Board of Directors for a one-year term and until their successors are elected: Kent F. Heyman, Jay Elliot, Malcolm Elvey, Mel S. Lavitt, Alex Mashinsky, Gregory Osborn and Timothy Wallace; and (C) an amendment to the Company’s Long-Term Incentive Plan (the “Option Plan Amendment”) was approved to increase to 20,000,000 shares the number of shares available for issuance under the Long-Term Incentive Plan and to increase to 3,000,000 shares the maximum number of shares available for grant to any particular individual in any calendar year.

The written consents in lieu of an annual meeting were approved by the holders of a majority of our voting stock (the “Majority Stockholders”) in accordance with the provisions of Section 228 of the Delaware General Corporation Law (“DGCL”). Accordingly, your consent is not required and is not being solicited in connection with the approval of these matters.

Our annual report for the year ended December 31, 2005, is being sent to each stockholder of record along with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

In the April Consent, the Stockholders approved granting the Company’s Board of Directors the authority to effect, or not effect, on or before March 1, 2007, a reverse split of the Company’s Common Stock at a ratio of up to 1 for 15, by way of the Reverse Split Amendment. If the Board of Directors elects to effect a reverse split, the form of Reverse Split Amendment that would be filed with the Delaware Secretary of State is attached as Exhibit A.

In the June Consent, the Stockholders approved: (1) the Restated Certificate under which the name of the Company will be changed to “Migo Software, Inc.”, the number of shares of common stock that the Company shall be authorized to have outstanding at any time will be increased to 200,000,000 shares of common stock at a par value of $0.0001 per share and the number of shares of preferred stock that the Company shall be authorized to have outstanding will be increased to 10,000,000 shares of preferred stock; (2) the election of Directors; and (3) the Option Plan Amendment under which the number of shares available for issuance under the Long-Term Incentive Plan (the “Option Plan”) is to be increased to 20,000,000 shares and the maximum number of shares available for grant to any particular individual in any calendar year is to be increased to 30,000,000 shares.  The form of Restated Certificate that will be filed with the Delaware Secretary of State is attached hereto as Exhibit B. The form of Option Plan Amendment is attached hereto as Exhibit C.

The following officers and directors have a substantial interest in the adoption of the Option Plan Amendment as the options that have been granted to them exceeded the per participant annual limit previously included in the Option Plan - Kent Heyman, Jay Elliot, Alex Mashinsky, Richard Liebman, Mel Lavitt, Greg Osborn, Timothy Wallace, and Malcolm Elvey.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March 17, 2006, as the record date for the determination of Stockholders who are entitled to consent to the authority to adopt the Reverse Split Amendment and to receive this Information Statement. The Board of Directors has fixed the close of business on May 17, 2006, as the record date for the determination of Stockholders who are entitled to consent to the Restated Certificate, election of Directors and Option Plan Amendment and to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, none of the authority approved by the Stockholders will become effective and neither the Reverse Split Amendment nor the Restated Certificate will be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about July ___, 2006 to all Stockholders of record as of the Record Dates.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

OUTSTANDING VOTING SECURITIES

As of the March 17, 2006 record date of the April Consent by the Majority Stockholders, the Company had 66,034,389 shares of Common Stock issued and outstanding, and 790,250 shares of Series A Junior Preferred Stock issued and outstanding. As of the May 17, 2006 record date of the June Consent by the Majority Stockholders, the Company had 66,034,389 shares of Common Stock issued and outstanding and 790,250 shares of Series A Junior Preferred Stock issued and outstanding. Each share of outstanding Common Stock and each share of Series A Junior Preferred Stock is entitled to one vote on matters submitted for Stockholder approval.

On or about April 6, 2006, the holders of 34,081,225 shares (or approximately 51.0% of the 64,824,639 shares of Common Stock and Series A Junior Preferred Stock outstanding as of March 17, 2006) had executed and delivered to the Company written consents authorizing the Board of Directors, in its discretion, to effect the Reverse Split Amendment.  Since this authority has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

On or about June 7, 2006, the holders of 34,909,419 shares (or approximately 52.2% of the 66,824,639 shares of Common Stock and Series A Junior Preferred Stock outstanding as of May 17, 2006) had executed and delivered to the Company written consents approving the Restated Certificate, election of Directors and Option Plan Amendment. Since these matters have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our voting securities as of June 23, 2006, by each person known by us to own beneficially more than 5% of the outstanding voting securities.

Security Ownership of Certain Beneficial Owners

Name and Address	Amount Beneficially Owned and Nature of Ownership	Percentage of Class (1)
Alex Mashinsky (2) 322 8th Ave., New York, N.Y. 10001	8,503,426 direct and indirect(2)	12.4%
Software Capital Partners LP (3) 30 E. 65th St., New York, NY 10021	6,445,312 -direct (3)	9.5%
Software Seed Capital Partners IV, L.P. (4) 535 Madison Ave. New York, NY 10022	4,717,907 - direct (4)	7.0%
AIGH Investment Partners, LLC (5) 6006 Berkeley Avenue, Baltimore, MD 21209	4,687,500 - direct (5)	6.9%
LB I Group, Inc. (6) 745 Seventh Ave., New York, NY 10019	4,682,069 - direct (6)	7.0%

(1) Applicable percentage of ownership for each holder is based on 66,034,389 shares of common stock outstanding on June 23, 2006, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this Information Statement.

(2) Includes 5,275,650 shares (including warrants to purchase 1,718,750 shares) owned by Governing Dynamics Investments, LLC, of which Mr. Mashinsky is the sole member and manager. Also includes warrants to purchase 931,603 shares of Common Stock held by Mr. Mashinsky which are presently exercisable. This information includes disclosures made in a Schedule 13D filed with the Securities and Exchange Commission on April 17, 2006, by Alex Mashinsky and Governing Dynamics Investments, LLC.

(3) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on April 3, 2006, by Software Capital Partners, L.P., Netconsult Holdings, LLC and Susi Belli, who share voting and dispositive power over the shares reported. Software Capital Partners, L.P. holds 4,296,875 shares of common stock and warrants to purchase an additional 2,148,437 shares. Netconsult Holdings, LLC is the sole general partner of Software Capital Partners, L.P. Susi Belli is the sole member and manager of Netconsult Holdings, LLC.

(4) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on March 17, 2006, by Software Seed Capital Partners IV, L.P., Technology Seed Capital Partners, LLC and David De Leeuw, who share voting and dispositive power over the shares reported. Software Seed Capital Partners IV, L.P. holds 2,925,857 shares of common stock and warrants to purchase an additional 1,792,050 shares. Technology Seed Capital Partners, LLC is the sole general partner of Software Seed Capital Partners IV, L.P. David De Leeuw is the controlling member and manager of Technology Seed Capital Partners, LLC.

(5) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006, by AIGH Investment Partners, LLC. Includes warrants to purchase 1,562,500 shares.

(6) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 28, 2006, by LB I Group, Inc., Lehman Brothers Holdings, Inc. and Lehman Brothers, Inc. LB I Group, Inc. holds 4,194,069 shares of common stock and warrants to purchase an additional 488,000 shares, excluding warrants to purchase an additional 415,799 shares because the terms of the warrant contain a limitation on acquiring shares of common stock if the exercise would result in the holder beneficially owning more than 9.99% of the outstanding common stock. LB I Group, Inc. is a wholly owned subsidiary of Lehman Brothers, Inc., which is a wholly owned subsidiary of Lehman Brothers Holdings, Inc.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of equity securities shown as beneficially owned by them.

The following table sets forth the beneficial ownership of our voting securities as of June 23, 2006, by (a) each of our named executive officers referred to below under "Executive Compensation"; (b) each of our directors; and (c) all directors and executive officers as a group.

Security Ownership of Management

Name and Address	Amount Beneficially Owned and Nature of Ownership	Percentage of Class (1)
Alex Mashinsky	8,503,426 direct and indirect(4)	12.4%
Jay Elliot	1,375,000 - direct (2)	2.1%
Malcolm Elvey	379,848 -direct (6)	Less than 1%
Kent Heyman	883,333 - direct (3)	1.3%
Mel Lavitt	--	--
Greg Osborn	1,273,738 - direct and indirect (5)	1.9%
Timothy Wallace	--	--
Syed Aamer Azam	100,000 - indirect	Less than 1%
All officers and directors as a group	13,677,845(7)	18.5%

(1) Applicable percentage of ownership for each holder is based on 66,034,389 shares of common stock outstanding on June 23, 2006, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this Information Statement.

(2) Includes options to purchase 375,000 shares of Common Stock which are either presently exercisable or exercisable within 60 days after the date of this Information Statement. Also includes 300,000 restricted shares which vest on January 1, 2007.

(3) Includes options to purchase 583,333 shares of Common Stock which are either presently exercisable or exercisable within 60 days after the date of this Information Statement. Also includes 300,000 restricted shares which vest on January 1, 2007.

(4) Includes 5,275,650 shares (including warrants to purchase 1,718,750 shares) owned by Governing Dynamics Investments, LLC, of which Mr. Mashinsky is the sole member and manager. Also includes warrants to purchase 931,603 shares of Common Stock held by Mr. Mashinsky which are presently exercisable. This information includes disclosures made in a Schedule 13D filed with the Securities and Exchange Commission on April 17, 2006, by Alex Mashinsky and Governing Dynamics Investments, LLC.

(5) Includes warrants or options to purchase 725,930 shares of Common Stock held by Mr. Osborn or InDigo Ventures of which Mr. Osborn is a managing partner. The warrants and options included are either presently exercisable or exercisable within 60 days of the date of this Information Statement.

(6) Includes warrants to purchase 161,922 shares of Common Stock which are presently exercisable.

(7) Includes options to purchase 1,062,500 shares of Common Stock held by executive officers not named in the above table, which are either presently exercisable or exercisable within 60 days after the date of this Information Statement. Also includes 100,000 restricted shares held by an executive officer not named above which vest on January 1, 2007.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2005.
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	4,980,000	$.33	4,395,000
Equity compensation plans not approved by security holders (2)	25,430,377	$.40	N/A
Total	30,410,377	$.38	4,395,000

The shares shown as being issuable under equity compensation plans not approved by our security holders include the warrants granted to our investors in various private placements completed in 2004 and 2005 and warrants issued to persons who provided services to us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

Based on our review of the Commission’s web site, we are aware of the following delinquencies: Greg Osborn was elected to our board of directors on June 13, 2005, but did not file his initial ownership report or any subsequent reports for changes in his beneficial ownership until April 2006. Kent Heyman was elected an officer and director of ours on September 26, 2005, but did not file his initial ownership report until November 1, 2005. Richard Liebman was elected an officer of ours on September 26, 2005, but did not file his initial ownership report until November 1, 2005. Alex Mashinsky was elected a director of ours on September 26, 2005, and filed his initial ownership report and subsequent reports for changes in his beneficial ownership on March 21, 2006. Jay Elliot received additional stock and options on September 26, 2005, but filed his Form 4 report on November 16, 2005.

The names of the members of our Board of Directors and executive officers, as well as biographical information for those persons as of June 23, 2006, are set forth below:

Name	Age	Positions and Offices Held	Since

Kent Heyman	50	Chief Executive Officer, Co-Chairman of the Board of Directors	September 2005
Jay Elliot	66	Chief Strategy Officer, Director, Co-Chairman of the Board of Directors	May 2002
Malcolm Elvey	64	Director	May 2006
Mel Lavitt	68	Director	May 2006
Greg Osborn	41	Director	June 2005
Alex Mashinsky	40	Director, Vice Chairman of the Board of Directors	September 2005
Timothy Wallace	48	Director	May 2006
Richard Liebman	51	Chief Financial Officer	September 2005
David Wainwright	50	Vice President, Sales and Marketing	November 2005
Syed Aamer Azam	38	Vice President, Development	January 2005

Kent Heyman

Kent Heyman joined our board of directors as executive chairman in September 2005 and became chief executive officer in January 2006. Mr. Heyman has served on the board of directors of Knova Software, Inc. (a software company formerly ServiceWare Technologies, Inc.) since February 2002 and served as its president and chief executive officer from September 2001 until the consummation of the merger with Kanisa in February 2005. From June 1996 to December 2000, he served as senior vice president at Mpower Communications, a facilities-based communications provider. Prior to his tenure at Mpower, Mr. Heyman served as litigation department chairman and lead trial counsel for Dowling Magarian Aaron and Heyman, a law firm in Fresno, California. Mr. Heyman earned a doctor of law (J.D.) degree from the University of the Pacific’s McGeorge School of Law, and received a bachelor’s degree from California State University, Fresno. Mr. Heyman was elected to the Board pursuant to the terms of the Common Stock and Warrant Purchase Agreements entered into in connection with the September 2005 Placement.

Jay Elliot

Jay Elliot was elected to serve as our chief strategy officer in January 2006 and has served as the chairman or co-chairman of the board since May 2002. Mr. Elliot served as our chief executive officer from May 2002 until January 2006. From February to December 2001, Mr. Elliot was the chief executive officer of New Health Systems, a network technology company connecting physicians and vendors to patients and affiliated hospitals. Mr. Elliot has over 30 years operating experience with corporations including IBM, Intel and Apple Computers. From 1980 to 1986, Mr. Elliot served as the executive vice-president of Apple Computers and served as the chief operating officer of the Macintosh division.

Malcolm Elvey

Malcolm Elvey joined our board of directors in May 2006. Mr. Elvey is the vice chairman and founder of Qlimo, a New York ground transportation company. From 2004 to 2006, Mr. Elvey served as the chief executive officer of Town Car Limousine, a subsidiary of Qlimo. He has also served as managing partner of Collaborative Capital, a venture capital fund focused on early-stage technology companies, since 1999. Mr. Elvey also serves as a director of The Children’s Place Retail Stores, Inc.

Mel S. Lavitt

Mel Lavitt joined our board of directors in May 2006. Mr. Lavitt has been a managing director at the investment banking firm of C.E. Unterberg, Towbin (or its predecessor) since August 1992 and is currently serving as its vice chairman and managing director. From June 1987 until August 1992, Mr. Lavitt was president of Lavitt Management, a business consulting firm. From 1978 until June 1987, Mr. Lavitt served as an administrative managing director for the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc. Mr. Lavitt is also a director of Captiva Corporation, Jabil Circuit, Inc. and St. Bernard Software.

Alex Mashinsky

Alex Mashinsky has been the managing partner of VenturiFX, an early stage venture capital firm since December 2000 and for the last five years, has been the managing member of Governing Dynamics Investments, LLC, a venture capital firm. Mr. Mashinsky founded several companies including Qlimo in 2002, Qwireless in 2001, Elematics in 2000, and Arbinet in 1996, where he served as its CEO until January 2000. Mr. Mashinsky was elected to the Board pursuant to the terms of the Common Stock and Warrant Purchase Agreements entered into in connection with the Company’s private financing in September 2005.

Greg Osborn

Greg Osborn was elected to our board of directors in June 2005. Mr. Osborn has served as the managing partner of IndiGo Ventures LLC, a merchant banking and financial advisory firm, since June 1999. Indigo Securities, LLC (formerly known as Middlebury Capital), an entity under joint control with IndiGo Ventures LLC, has provided investment banking services to us within the last two years. Prior to launching IndiGo Ventures, Mr. Osborn founded Seed Capital, which provided new business development, strategic partnering and fundraising services for Internet companies, and served as head of business development for FreeRide.com, an internet-based loyalty marketing company, from May 1997 until May 1999. His experience in finance and investment includes employment at L.F. Rothschild & Co., Drexel, Burnham, Lambert, Smith Barney Harris & Upham, Paine Webber, and Axiom Capital Management. Mr. Osborn holds a B.S. in Finance and Economics from Ramapo College of New Jersey. Mr. Osborn also serves on the boards of directors of iCurie Inc. a public company, and ideavillage.com, a private company. He also serves on the board of directors of Children of Bellevue, and on the corporate advisory board of Advance Nanotech, Inc.

Timothy Wallace

Timothy Wallace joined our board of directors in 2006. Mr. Wallace currently is the chairman and chief executive officer of Full Tilt Solutions, a business-to-business software company, which he joined in January 2000. Prior to Full Tilt, Mr. Wallace was the president and chief executive officer of Xerox Connect, a network integration technology company from May 1998 through December 1999. From 1996 until May 1998, Mr. Wallace was the president, chief executive officer and a director of XLConnect Solutions, which he founded. Xerox Connect acquired XLConnect in May 1998. From 1991 to 1996, Mr. Wallace was the vice president of professional services of The Future Now, a national systems integration company. Mr. Wallace received a Bachelor of Science degree in business administration from Indiana University of Pennsylvania and a master's degree in business administration from Miami University of Ohio.

Richard Liebman

Richard Liebman served as president of Liebman Capital from March 2003 before joining us as interim chief financial officer in September 2005. He became our chief financial officer in January 2006. From January 2002 until March 2003, he served as chief financial officer of ServiceWare Technologies, Inc., a publicly held software company, now known as Knova Software Inc. From October 1998 until January 2001, Mr. Liebman was chief financial officer of eCal Corporation, a provider of Internet-based calendar services. Mr. Liebman’s investment banking experience includes serving as a senior vice president of both Oppenheimer & Co. and Pennsylvania Merchant Group, as well as being a Principal with L.F. Rothschild, Unterberg Towbin. Mr. Liebman received his Bachelor of Arts degree in economics from Brown University and his Masters in Business Administration from Columbia Business School.

David Wainwright

David Wainwright joined us in November, 2005. Mr. Wainwright is responsible for managing Migo Software’s North American and European operations including sales, marketing, and business development. Beginning in April 2002, Mr. Wainwright was vice president of worldwide sales at Knova Software, Inc. (formerly ServiceWare Technologies, Inc.). Prior to Knova Software, Mr. Wainwright was director of alliance sales with RightNow Technologies, until October 2001. Mr. Wainwright’s experience also includes positions at Primus Systems, Compatibility Corporation, Central Point Software, and Harris/ Lanier. Mr. Wainwright has a bachelor’s degree in communications and sociology from William Jewell College.

Syed Aamer Azam

Syed Aamer Azam joined us in January 2005 as vice president, development. From April 2001 to January 2005, Mr. Azam was senior vice president engineering for Clickmarks, Inc. From December 1999 to April 2001, he was CTO and vice president engineering for Wordwalla, Inc. Mr. Azam holds a Masters degree from Princeton University in computational physics, and has a Bachelors degree from the California Institute of Technology.
Each Director will serve until the 2007 annual meeting of stockholders.

Committees of the Board of Directors

We have a standing audit committee, compensation committee and corporate governance committee. Each committee has the right to retain its own legal and other advisors.

Audit Committee

Effective as of May 11, 2006, our audit committee consists of Timothy Wallace (chairman), Malcolm Elvey and Greg Osborn. Our board of directors has designated Timothy Wallace as our “audit committee financial expert” and has determined that he is independent within the meaning of the rules of the SEC. We did not have a formal audit committee constituted during 2005.

The primary responsibilities of our audit committee include: (i) monitoring and overseeing our accounting and financial reporting policies and practices and our internal controls; (ii) overseeing the quality and objectivity of our financial statements and the independent audit thereof by, among other things, reviewing and appraising the audit efforts of our independent auditors; and (iii) acting as liaison, among the independent auditors, our management and the full board of directors. A copy of the audit committee charter can be found on our website at www.migosoftware.com by following the links under “Investor Relations.”

Each current audit committee member is an independent member of our board of directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. No audit committee member is an officer or employee of ours and no audit committee member has a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Compensation Committee

Effective May 11, 2006, our compensation committee consists of Alex Mashinsky (chairman) and Mel Lavitt. We did not have a formal compensation committee constituted during 2005. Our compensation committee is empowered to approve salaries and incentive compensation for our executive officers and administer our stock incentive plans.

Corporate Governance Committee

Our corporate governance committee currently consists only of Malcolm Elvey. Our corporate governance committee was not constituted and did not meet during 2005. Mr. Elvey is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The responsibilities of our corporate governance committee are to:

•	identify qualified candidates to serve as director and recommend to our board of directors nominees for director;
•	lead our board of directors in its annual review of our board’s performance;
•	recommend to our board of directors nominees for each committee of our board of directors; and
•	develop and recommend to our board of directors corporate governance guidelines.

A copy of the corporate governance committee charter can be found on our website at www.migosoftware.com by following the links under “Investor Relations.”

To fulfill its responsibilities, the corporate governance committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the corporate governance committee will evaluate each incumbent’s continued service, in light of the board’s collective requirements, at the time such director comes up for reelection. When the need for a new director arises (whether because of a newly created board seat or vacancy), the corporate governance committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The corporate governance committee will review the qualifications of each candidate. Final candidates generally will be interviewed by our chief executive officer and one or more other board members. The corporate governance committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information. Our board makes the final decision on whether to invite the candidate to join the board.

The corporate governance committee’s charter provides general qualifications nominees should meet. These qualifications include the following:

•
Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience in areas that are relevant to our business activities.

•	Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

•
A director should disclose the director’s consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director’s service to us. The corporate governance committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board. Current positions held by directors may be maintained unless the board determines that doing so would impair the director’s service to our board.

Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures. These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year’s annual meeting of stockholders.

In addition, the corporate governance committee will consider for inclusion in the board’s annual slate of director nominees candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than 5% of our voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the board’s slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and corporate governance committee consider the stockholder’s nominee for inclusion with the board’s slate of nominees for the meeting. The nominating stockholder and stockholder’s nominee should undertake to provide, or consent to our obtaining, all other information the board and corporate governance committee request in connection with their evaluation of the nominee.

A stockholder nominee submitted for inclusion in the board’s slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion with the board’s slate of nominees, the board and corporate governance committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board.

The corporate governance committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.

Meetings of our Board of Directors

Our board of directors met eight times during 2005. Each incumbent director attended at least 75% of the total of all board and committee meetings that he was entitled to attend during the 2005 year. It is our policy that at least one of our board members attends each annual meeting of stockholders so that the board is represented and that at least a majority of our board attends by telephone.

Independent members of our board may be contacted by letter directed to the named member in care of Corporate Secretary, Migo Software, 555 Twin Dolphin Drive, Suite 650, Redwood City, California 94065. Our corporate secretary will forward the sealed enveloped to the addressee.

Compensation of Directors

For the year ended December 31, 2005, with the exception of former Director R. B. (Rob) Hutchinson, no directors were compensated for their services as directors. Mr. Hutchinson was compensated with 40,000 shares of restricted Common Stock for his services rendered as a director. See “Employment Contracts” below for a description of compensation payable to Alex Mashinsky.

On May 11, 2006, our board of directors elected Malcolm Elvey, Mel Lavitt and Timothy Wallace to the board of directors to fill vacancies in the board. Each new director has been granted options to purchase 500,000 shares of common stock at $.40 per share, with the options to vest over a three-year period.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to us and our subsidiaries during each of the last three years ended to (i) the individual who served as our chief executive officer (“CEO”) during 2005; (ii) our other most highly compensated employees other than the CEO who had salary and bonus in excess of $100,000 during 2005 and who were serving as executive officers as of December 31, 2005; and (iii) two former officers who would have been included in this table had they remained in our employ.
Annual Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Other ($)	Annual Compensation ($)	Award of Restricted Stock ($ As of Date of Underlying Grant)	Securities Underlying Options/SARS (*)
Jay Elliot Chairman & CEO	2005 2004 2003	$233,547 $240,000 $200,000	-- -- --	-- -- --	-- -- --	$200,000 --	2,700,000 --
Gregory Duffell (1) Director, International President	2005 2004	$120,000 $200,000	-- --	-- --	-- --
Joshua Feller (2) Sr. Vice President, Sales	2005 2004	$ 75,000 $175,000	-- --	-- --	-- --		-- --
Syed Aamer Azam Vice President, Engineering	2005	$150,000	--	--	--		100,000

(1)
Mr. Duffell’s employment with us was terminated in October 2005, and as such, the compensation for him for 2005 is for the period from January 1, 2005 until the date of termination. Salary for 2005 includes severance pay paid to this individual.

(2)
Mr. Feller’s employment with us was terminated in June 2005, and as such, the compensation for him for 2005 is for the period from January 1, 2005 until the date of termination. Salary for 2005 includes severance pay paid to this individual.

Option/ SAR Grants in 2005

We granted 5,840,000 stock options to our employees and Directors during the nine months ended December 31, 2005. We did not grant any stock appreciation rights during the nine months ended December 31, 2005.

Option/ SAR Grants in Last Fiscal Year

(a)	Number of Securities Underlying Options/SARs Granted (#) (b)	Percent of Total Options/SARs Granted to Employees in Fiscal Year (c)	Exercise or Base Price ($/Sh) (d)	Expiration Date (e)
Jay Elliot	2,700,000	46.2%	$0.32	9/26/15
Gregory Duffel	—
Joshua Feller	—
Syed Aamer Azam	100,000	11.9%	$1.01	3/16/15

Aggregated Option/ SAR Exercises in Last Fiscal Year and FY-End Option/ SAR Values(1)

Name (a)	Shares Acquired on Exercise (#) (b)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable (d)		Value of Unexercised In-the-Money Options/SARs at FY-End(2) Exercisable/Unexercisable (e)
Jay Elliot	—	—	225,000	(e)/	$76,500	(e)/
			2,475,000	(u)	$841,500	(u)
	—	—	—		—
Gregory Duffell	—	—	—		—
Joshua Feller	—	—	—		—
	—	—	—		—
Syed Aamer Azam	—	—	33,333	(e)/	0	/
			66,667	(u)	0

(1)	There were no exercises of options for the fiscal year ended December 31, 2005 and we did not adjust or amend the exercise price of stock options or SARs previously awarded to any executive officer.
(2)	Amounts shown are based upon the closing sale price for our common stock on December 31, 2005, which was $0.66 per share.

Employment Agreements and Change of Control Arrangements

The following description relates to agreements between us and the executive officers named in the above compensation table.

Employment Contracts

On May 10, 2006, we entered into an Employment Agreement with Kent Heyman effective as of January 9, 2006, under which Mr. Heyman will serve as our Chief Executive Officer and Co-Chairman of the Board. Under the Employment Agreement, Mr. Heyman is entitled to a base salary of $225,000 per year with an annual bonus of up to $150,000 per year in the discretion of our Board of Directors based on Company performance and a minimum bonus of $50,000 for the 2006 year. Mr. Heyman is also entitled to participate in our benefit plans available to other executives. The Employment Agreement provides that employment is terminable upon notice from either party. Under his Employment Agreement, Mr. Heyman is entitled to severance compensation equal to one year’s base salary if his employment is terminated by us without cause or by Mr. Heyman for good reason. Additionally, 100% of Mr. Heyman's stock options and restricted stock will vest if his employment is terminated by us without cause, by Mr. Heyman for good reason or upon a change in control and he will have 60 months following termination to exercise his stock options. Under the agreement, Mr. Heyman has agreed to noncompete and nonsolicitation provisions that will apply during the term of his employment and for a one year period after termination of employment.

We entered into an Employment Agreement with Jay Elliot as of September 26, 2005, under which Mr. Elliot served as President and Chief Executive Officer. As of January 9, 2006, Mr. Elliot became our Chief Strategy Officer. Under the provisions of Mr. Elliot’s employment agreement, Mr. Elliot is entitled to a base salary of $200,000 per year with an annual bonus of up to $150,000 per year. In addition, Mr. Elliot has been granted options to purchase 2,700,000 shares of common stock with vesting over three years. In connection with the Employment Agreement, we issued to Mr. Elliot 300,000 shares of restricted common stock which will vest on January 1, 2007, or upon his termination of employment by us without cause. Mr. Elliot is also entitled to participate in our benefit plans available to other executives. The Employment Agreement provides that employment is terminable upon 30 days notice from either party. Under his Employment Agreement, Mr. Elliot is entitled to severance compensation equal to one year’s base salary if his employment is terminated by us without cause or by Mr. Elliot for good reason. Additionally, 100% of Mr. Elliot’s stock options will vest if his employment is terminated by us without cause or by Mr. Elliot for good reason.

We entered into an Agreement with Alex Mashinsky under which Mr. Mashinsky became Vice Chairman of the Board as of September 26, 2005. The initial term of the Agreement is for one year, subject to renewal thereafter. Under the Agreement, Mr. Mashinsky is to provide consulting services to us and receive compensation at the rate of $200,000 per year. Mr. Mashinsky was also granted options to purchase 1,020,000 shares of common stock, all of which were exercised as of December 31, 2005, which resulted in his receipt of 768,000 shares, due, in part, to the cashless exercise provision in the agreement. In connection with the Agreement, we issued to Mr. Mashinsky 180,000 shares of restricted common stock, which will vest on January 1, 2007, or upon his removal from our board of directors without cause.

On May 10, 2006, we entered into an Employment Agreement with Richard Liebman effective as of January 9, 2006, under which Mr. Liebman will serve as our Chief Financial Officer. Under the Employment Agreement, Mr. Liebman is entitled to a base salary of $180,000 per year with an annual bonus of up to $70,000 per year in the discretion of the Board of Directors based on Company performance and a minimum bonus of $21,000 for the 2006 year. Mr. Liebman is also entitled to participate in our benefit plans available to other executives. In connection with the Employment Agreement, we issued to Mr. Liebman 100,000 shares of restricted common stock which will vest on January 1, 2007, or upon his termination of employment by us without cause. The Employment Agreement provides that employment is terminable upon notice from either party. Under his Employment Agreement, Mr. Liebman is entitled to severance compensation equal to six months base salary if his employment is terminated by us without cause or by Mr. Liebman for good reason. Additionally, 100% of Mr. Liebman's stock options and restricted stock will vest upon a change in control and he will have 24 months following the change of control to exercise his stock options. Under the agreement, Mr. Liebman has agreed to noncompete and nonsolicitation provisions that will apply during the term of his employment and for a one year period after termination of employment.

RELATED PARTY TRANSACTIONS

On June 18, 2004, we acquired First Person through a merger of First Person with and into PowerHouse Acquisition with PowerHouse Acquisition remaining as the surviving entity. At the time of the FPS Merger, Jay Elliot, our chief executive officer and chairman of the board, was a director of First Person. In connection with the FPS Merger, we issued a total of 217,938 shares of Common Stock to former stockholders of First Person. The shares were valued at $4.59 per share. The closing market price of the Common Stock on June 17, 2004, the day immediately prior to the transaction, was $5.25 per share. During the year ended March 31, 2005, we repaid $267,083 in accrued wages for certain officers and other employees. Also during the year ended March 31, 2005, we repaid $21,251 to our chief executive officer for expenses advanced since inception.

We entered into a placement agency agreement, dated as of April 7, 2004, with Middlebury Capital, LLC now known as InDigo Ventures (“Middlebury Capital”) in connection with the Senior A Units Offering, pursuant to which, and in conjunction with other underwriter compensation, Middlebury Capital (now known as InDigo Ventures) was granted five-year warrants to purchase up to 68,559 shares of Common Stock (the “Common Placement Agent Warrants”) and five-year warrants to purchase up to 264,775 shares of Senior A Preferred Stock (the “Preferred Placement Agent Warrants”). Greg Osborn, a director of ours, is a managing partner of Middlebury Capital. The placement agency agreement with Middlebury Capital was entered into prior to Mr. Osborn’s election to our board of directors. As a condition to the September 2005 Placement, Middlebury Capital exchanged their Preferred Placement Agent Warrants for warrants to purchase 700,000 shares of Common Stock at $.40 per share.

Mr. Mashinsky, in his title as investment advisor, signed a Purchase Agreement in September 2005 as the individual representing Governing Dynamics Investments, LLC, an institutional purchaser, for a total investment of $700,000 for the purchase of 2,187,500 shares of Common Stock and warrants to purchase 1,093,750 of Common Stock in the September 2005 Placement referenced above. This investment was made simultaneously with Mr. Mashinsky’s election to our board of directors. Governing Dynamics Investments, LLC also purchased in March 2006 for an investment of $400,000 units including 1,250,000 shares of Common Stock and warrants to purchase 625,000 shares of Common Stock.

Mr. Elvey invested $50,000 in a bridge loan to us in June 2005 and upon the conversion of the bridge note into equity in connection with the September 2005 private placement completed by us, received 215,898 shares of common stock and warrants to purchase 161,922 shares of common stock with a current exercise price of $.40 per share.

Mr. Lavitt is the vice chairman of C.E. Unterberg, Towbin, LLC ("CEUT"). CEUT served as our placement agent in connection with the private placements we completed in September 2005, December 2005 and March 2006. In consideration for its services, CEUT received cash fees of $588,860 and warrants to purchase 2,075,365 shares of common stock with a current exercise price of $.40 per share.

See description of agreements with directors and officers described above.

INDEPENDENT ACCOUNTANTS

The accounting firm of Hein & Associates LLP was approved by our board of directors to serve as our independent accountants for 2006. We have been advised that neither Hein & Associates LLP nor any of its associates has a material interest in our company or any affiliate of ours.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Effective as of October 20, 2005, we engaged Hein & Associates, LLP to serve as our independent auditor. Our board of directors approved the engagement of Hein & Associates, LLP. Hein & Associates, LLP served as our independent public accountants for the year ended March 31, 2004 and until the engagement of BDO Seidman, LLP (“BDO”) as discussed below. During the period of BDO’s engagement and all subsequent periods, we did not consult Hein & Associates, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of the Commission’s Regulation S-B.

On August 29, 2005, BDO notified our Vice President, Finance and Chairman of Board that BDO intended to resign as our independent registered public accounting firm. Except for a going concern modification stated in BDO’s report dated June 13, 2005 which was included in the initial filing of our annual report on Form 10-KSB for the fiscal year ended March 31, 2005, BDO’s report on our financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

BDO served as our independent registered public accounting firm only for the year ended March 31, 2005 and the first quarter of the ensuing fiscal year. During the period of its engagement and subsequent interim periods, there were (1) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements; and (2) no other reportable events, as described in Item 304(a)(1)(iv) of the Commission’s Regulation S-B, except that, as previously disclosed by us in the initial filing of our Annual Report on Form 10-KSB for the year ended March 31, 2005, BDO advised us that we did not maintain effective internal control over our financial reporting as of March 31, 2005 because of the following material weaknesses identified in management’s assessment. First, we had insufficient numbers of internal personnel possessing the appropriate knowledge, experience and training in applying US GAAP and in reporting financial information in accordance with the requirements of the SEC. Secondly, we had insufficient numbers of internal personnel having sufficient technical accounting expertise for certain complex transactions, resulting in our reporting incorrect amounts in our financial statements. Third, we lacked an audit committee to oversee our accounting and financial reporting processes, as well as oversight of our independent auditors. We requested BDO to furnish us a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, is contained in our Current Report on Form 8-K filed with the Commission on October 26, 2005.

On August 2, 2005, BDO informed us that the previously issued financial statements for the year ended March 31, 2005 included in the initial filing of our Form 10-KSB for the year ended March 31, 2005, should not be relied upon because of identified errors in the quarterly financial data reported in note 13 to such financial statements. The correct quarterly information was included in note 7 to our quarterly report on Form 10-QSB for the quarter ended June 30, 2005, but the quarterly report did not reconcile the incorrect figures reported in the Form 10-KSB.

As indicated above, Hein & Associates, LLP has now been engaged to serve as our independent auditor. Since Hein & Associates, LLP was our independent auditor for years prior to the year ended March 31, 2005, and since Hein & Associates, LLP has been reengaged for future periods, we directed Hein & Associates, LP to re-audit the financial statements for the year ended March 31, 2005, to assure consistency with prior and subsequent years. The re-audited financial statements were filed with the Commission on December 21, 2005 on Form 10-KSB/ A.

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth fees for services Hein & Associates LLP provided during our last two fiscal years: the nine months ended December 31, 2005 and the twelve months ended March 31, 2005.

	Nine Months Ended December 31, 2005	Twelve Months Ended March 31, 2005
Audit fees(1)	$187,942	$74,183
Audit related fees(2)	$10,845	$43,621
Tax fees	$—	$—
All other fees	$—	$—

Total	$198,787	$117,804

(1)
Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financials statements and advice on accounting matters that arose during the audits. This amount includes $75,000 for professional services provided in connection with the reaudit of our year ended March 31, 2005 consolidated financial statements which was completed in December 2005.

(2)	The amount represents fees for the filing of the Company’s registration statement.

Our Board of Directors has determined that the provision of non-audit services by Hein are compatible with maintaining their independence, and none of such services were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Exchange Act.

Generally, the Audit Committee will approve in advance audit and non-audit services to be provided. Board of Directors, in other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Audit Committee, provided that the Chairman report such approvals to the Audit Committee at the next regularly scheduled meeting of the Audit Committee.

APRIL MAJORITY STOCKHOLDER CONSENT

Introduction

As of April 7, 2006, a majority interest of our stockholders have approved an amendment to our Certificate of Incorporation to allow our board of directors to effect a reverse stock split of our Common Stock on the terms described in this Information Statement. Upon this approval becoming effective, our board of directors will have the authority to implement a reverse stock split intended to increase our per share stock price in a manner that our stock may become eligible for listing on the Nasdaq Stock Market (“Nasdaq”) or a national stock exchange.

The amendment approved by the stockholders does not specify the ratio for the reverse stock split but rather approves a range for a reverse stock split of between one-for-two and one-for-fifteen (the “Reverse Split”). Under the approval, our board has the authority to set the ratio for the Reverse Split.

Under the approval, the board will be authorized, in its sole discretion, to implement the Reverse Split at any time before March 1, 2007, or to abandon the Reverse Split. The board will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. We believe that approval of this discretion to the board provides the board with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and our stockholders. In setting the ratio for the Reverse Split, the intention of our board of directors would be to increase the stock price sufficiently above the minimum bid price that may be required for listing on a national stock exchange or the Nasdaq Stock Market so that we may become eligible for listing without being subjected to delisting for failure to meet the minimum bid price absent a significant percentage decline in our stock price.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for minimal adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

The table below shows the number of shares that would be issued and outstanding, authorized and reserved for issuance and authorized but unreserved for issuance upon the implementation of the Reverse Split at each ratio from one-for-two to one-for-fifteen based on our capitalization as of March 31, 2006, and after the adoption and implementation of the Restated Certificate as a result of which our authorized Common Stock will be increased to 200,000,000.

	Shares Issued and Outstanding*	Shares Authorized and Reserved for Issuance	Shares Authorized but Unreserved
As of March 31, 2006	66,034,389	35,280,377	98,685,234
If 1-for-2 Stock Split Enacted	33,017,195	17,640,189	149,342,616
If 1-for-3 Stock Split Enacted	22,011,463	11,760,126	166,228,411
If 1-for-4 Stock Split Enacted	16,508,597	8,820,094	174,671,309
If 1-for-5 Stock Split Enacted	13,206,878	7,056,075	179,737,047
If 1-for-6 Stock Split Enacted	11,005,732	5,880,063	183,114,205
If 1-for-7 Stock Split Enacted	9,433,484	5,040,054	185,526,462
If 1-for-8 Stock Split Enacted	8,254,299	4,410,047	187,335,654
If 1-for-9 Stock Split Enacted	7,337,154	3,920,042	188,742,804
If 1-for-10 Stock Split Enacted	6,603,439	3,528,038	189,868,523
If 1-for-11 Stock Split Enacted	6,003,126	3,207,307	190,789,567
If 1-for-12 Stock Split Enacted	5,502,866	2,940,031	191,557,103
If 1-for-13 Stock Split Enacted	5,079,568	2,713,875	192,206,557
If 1-for-14 Stock Split Enacted	4,716,742	2,520,027	192,763,231
If 1-for-15 Stock Split Enacted	4,402,293	2,352,025	193,245,682

*Shares issued and outstanding excludes treasury shares.

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease.

Other than shares reserved for issuance upon exercise of outstanding stock options and warrants and shares that may be reserved in the future upon future grants of stock options in accordance with our stock option plan, we have no plans at the present time to issue additional shares of our Common Stock. Nevertheless, our board of directors may, from time to time, deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. In that event, our board of directors would seek approval of the stockholders if required at that time. The Reverse Split is not part of any plan or proposal to take the Company private. Rather, the Reverse Split is intended to enable us to remain public and to increase the possibility that our Common Stock may become eligible for trading on a national stock exchange or Nasdaq.

The Reverse Split Amendment to effect the Reverse Split is attached to this Information Statement as Exhibit A.

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the amendment to our charter to complete the Reverse Split.

Background of the Reverse Split

Our Common Stock is traded on the over-the-counter bulletin board maintained by the National Association of Securities Dealers. We would like to have our Common Stock become listed on Nasdaq or on a national stock exchange, but we do not currently meet the listing requirements for Nasdaq or any national stock exchange.

By way of illustration, requirements for listing on The Nasdaq Small Cap Market are listed below:

(1)	either (a) stockholders' equity of $5,000,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $750,000, or (c) market capitalization of $50,000,000;
(2)	a public float of 1,000,000 shares;
(3)	a market value of public float of $5,000,000;
(4)	a minimum bid price of $4.00 per share;
(5)	at least three market makers;
(6)	at least 300 round lot stockholders; and
(7)	compliance with Nasdaq corporate governance rules.

The approval of the proposal relating to the Reverse Split at this time gives the board the flexibility to implement a Reverse Split intended to increase our minimum bid price. After giving effect to the Reverse Split, we anticipate that we might be eligible for listing on Nasdaq or a national stock exchange. Even if the Revenue Split is implemented, we cannot assure our stockholders that we will be able to achieve listing of our Common Stock on Nasdaq or a national stock exchange.

Reasons for the Reverse Split

The authority to implement a Reverse Split will enable us to seek to increase the market price per share of our Common Stock in an effort to meet the listing requirements of Nasdaq or a national stock exchange. The board also believes that an increased per share price of our Common Stock that is expected to result from a Reverse Split may increase the attractiveness of our Common Stock to prospective investors and the financial community.

In reaching its decision to seek and recommend authority to implement a Reverse Split, the board considered, among many other factors, the consequences of our Common Stock not now being listed on Nasdaq or a national stock exchange. Our Common Stock is currently quoted on the OTC Bulletin Board maintained by the NASD. Our board believes that the liquidity and marketability of shares of our Common Stock has been adversely affected by virtue of not being traded on Nasdaq or a national stock exchange. As a result, investors might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. In addition, since our Common Stock does not trade on Nasdaq or on a national stock exchange and since the trading price of our Common Stock has continued to be less than $1.00 per share, trading in our Common Stock is subject to certain rules under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our Common Stock, which may further affect the liquidity of our Common Stock. For the above reasons, we believe that current and prospective investors will view an investment in our Common Stock more favorably if our shares are listed on Nasdaq or a national stock exchange than if our Common Stock trades on the OTC Bulletin Board. In addition, we also believe that being listed on Nasdaq or a national stock exchange will be viewed more favorably by prospective and actual customers, partners and employees.

Our board believes that the Reverse Split and anticipated increase in the per share price of our Common Stock should also enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

Although we believe that a Reverse Split may be in the best interests of the Company and our stockholders, if implemented, the Reverse Split may result in some stockholders owning "odd-lots" of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, a Reverse Split may make it more difficult for us to meet other requirements for listing on Nasdaq or a national stock exchange relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

We cannot assure you that the Reverse Split will have any of the desired consequences described above. Specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split or that we will be able to achieve listing of our Common Stock on Nasdaq or a national stock exchange.

Effecting the Reverse Split

After the authority becomes effective, the Reverse Split Amendment will be effected only upon the board's determination that the Reverse Split is then in the best interests of the Company and our stockholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. The board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of our Common Stock and on our compliance with applicable listing requirements, and the marketability and liquidity of our Common Stock. The actual timing of the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by the board. Also, if for any reason the board of directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Reverse Split Amendment, without further action by the stockholders of the Company. The Reverse Split will be effective as of the Effective Date set forth in the Reverse Split Amendment.

Upon the filing of the Reverse Split Amendment, without further action on the part of the Company or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the amendment to our charter (the "New Common Stock") based on a reverse split ratio of between one-for-two and one-for-fifteen. For example, if a stockholder presently holds 100 shares of Common Stock, he, she or it would hold 10 shares of Common Stock following a one-for-ten reverse split.

No Fractional Shares

We would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately before the Effective Date. As of June 7, 2006, we had approximately 425 stockholders of record, and fewer than forty record stockholders own less than 15 shares of our Common Stock. As such, there will be a small impact, and possibly no impact, on the number of stockholders of record as a result of cashing out fractional shares upon implementation of the Reverse Split.

Exchange of Stock Certificates

The conversion of the shares of our Common Stock under the Reverse Split will occur automatically on the Effective Date. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

Our transfer agent, American Stock Transfer & Trust Company, would act as exchange agent ("Exchange Agent") to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares. As soon as practicable after the Effective Date, the Company or the Exchange Agent will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our Common Stock ("Old Certificates") to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Consequently, you will need to surrender your Old Certificates before you will be able to sell or transfer your stock.

Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

We estimate that our aggregate expenses relating to the Reverse Split will be approximately $30,000. All expenses of the exchange of certificates will be borne by us.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Effect on Outstanding Shares

If the Reverse Split is completed, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged. The number of shares of Common Stock that may be purchased upon exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $.0001 per share after the Reverse Split. However, the Common Stock as designated on our Balance Sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the Additional Paid In Capital as designated on our Balance Sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Split.

Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to stockholders of the Company. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

We believe that, except with respect to cash payments for fractional shares, our stockholders who exchange their Common Stock solely for New Common Stock should generally recognize no gain or loss for federal income tax purposes. A stockholder's aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered Common Stock was held, provided all such Common Stock was held as a capital asset at the Effective Date. Stockholders who receive cash upon redemption of their fractional share interests as a result of the Reverse Split will generally recognize gain or loss based upon their adjusted basis in the fractional shares redeemed. Generally, a stockholder receiving cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share.

We will not recognize any gain or loss as a result of the Reverse Split.

Our beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

JUNE MAJORITY STOCKHOLDER CONSENT

As of June 7, 2006, a majority interest of our stockholders have approved the Restated Certificate, the election of directors and the Option Plan Amendment, each of which is discussed below.

Restated Certificate

The Restated Certificate is an amendment and restatement by the entirety of the previously filed Certificate of Incorporation and all amendments thereto. The Restated Certificate includes the following: a name change to “Migo Software, Inc.,” the increase of the number of shares of authorized Common Stock to 200,000,000, the increase in the number of shares of authorized Preferred Stock to 10,000,000, the continuation (unchanged) of the terms of Series A Junior Preferred Stock and the inclusion in the Restated Certificate of indemnification provisions in favor of our officers and directors.

Prior to the effectiveness of the Restated Certificate, our Certificate of Incorporation, as previously amended (the "Certificate of Incorporation") provided that the maximum number of shares of Common Stock outstanding at any time shall be 100,000,000 shares of Common Stock, $.0001 par value, and the maximum number of authorized shares of Preferred Stock was 5,000,000, all of which were designated Series A Junior Preferred Stock.  The Restated Certificate increases the authorized number of shares of Common Stock to 200,000,000 shares and the maximum number of shares of Preferred Stock to 10,000,000 with 5,000,000 shares of Preferred Stock remaining undesignated.

As of June 1, 2006, the Company: (i) has 66,034,389 shares of Common Stock outstanding, (ii) has reserved or committed 34,780,377 shares for issuance under the Company’s Option Plan and under warrants or rights granted to investors, placement agents and others who performed services for the Company, and (iii) has 5,000,000 shares of Preferred Stock designated as Series A Junior Preferred Stock of which 790,250 shares are issued and outstanding.

The general purpose and effect of this portion of the Restated Certificate will be to increase the number of shares of Common Stock and Preferred Stock available for future issuance. The additional shares of Common Stock and Preferred Stock being authorized may be used for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. We may consider sales of our securities from time to time to investors to augment the financing of our business plan or for strategic purposes. We have no current plans, proposals or arrangements at this time to issue any of the additional authorized shares for any purpose. When our board of directors deems it to be in the best interests of our Company and our Stockholders to issue additional shares in the future from authorized shares, our Board of Directors generally will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulations.

As under the existing Certificate of Incorporation, our board of directors retains the right to determine the designations, relative rights, preferences and limitations of any new series of preferred stock without stockholder approval.

The holders of our Common Stock do not have pre-emptive rights.

The additional authorized shares of Common Stock could have an anti-takeover effect. If our board of directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of our Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by us.

Election of Directors

The June Consent elects all seven members of our board of directors for an additional one-year term until our 2007 stockholders meeting.

Option Plan Amendment

We adopted the PowerHouse Technologies Group, Inc. 2004 Omnibus Stock Incentive (the "Option Plan"). The Option Plan provides for a maximum share reserve of 9,375,000 shares. As of June 15, 2006, options to purchase 9,375,000 shares of common stock had been granted and are outstanding pursuant to the Option Plan, and 0 shares of common stock available for future grants under the Option Plan, without taking the proposed increase into account.

Our board of directors believes the availability of additional options to purchase common stock is necessary to enable us to provide existing and new employees, consultants and directors with equity ownership as an incentive to contribute to our success. The Option Plan Amendment will:

•	increase the Option Plan's share reserve from 9,375,000 to 20,000,000 shares; and

•
increase the maximum number of shares for which awards may be granted to any participant in any fiscal year from 125,000 to 3,000,000 to accommodate option grants that have been made to our chief executive officer and other executive officers.

Our board of directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, non-employee directors and consultants essential to our success and in aligning their long-term interests with those of our stockholders. Our board of directors further believes that approval of the amendment to increase in the per participant grant limit in any fiscal year is in our best interests because the previous annual individual grant limit did not provide sufficient flexibility for us to structure management incentives and, in particular, for our recently hired new chief executive officer. As a result of the increase in the per participant annual limit, Kent Heyman, Jay Elliot, Alex Mashinsky, Timothy Wallace, Mel Lavitt, Malcolm Elliot, Greg Osborn, Syed Aamer Azam, and Richard Liebman have substantial interests in the approval of the amendment since each of them has been granted stock options in excess of the limit previously allowed under the Option Plan. The amendment to the Option Plan will be retroactive so as to authorize these prior option grants.

As of June 7, 2006, the Majority Stockholders have approved these amendments by majority written consent.

Summary of the Provisions of the 2004 Omnibus Stock Incentive Plan.

The following is a summary of the Option Plan and is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request, and has been previously filed with the Securities and Exchange Commission.

Awards. We may grant incentive stock options, nonqualified stock options or restricted stock under the Option Plan.

Eligibility. The individuals eligible to participate in our Option Plan include our employees, members of our board of directors, advisors and any consultants we hire. As of the close of business on June 15, 2006, we had approximately 19 employees (including five executive officers) and five other members of our board of directors.

Administration. Our Option Plan is administered by the Compensation Committee of our board of directors. The Compensation Committee determines which eligible individuals are to receive option grants or stock issuances under the Option Plan, the time or times when the issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a nonqualified stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

Shares Subject to the Option Plan. The Option Plan as previously amended provides for a maximum share reserve of 9,375,000 shares. Options forfeited prior to their exercise (or any restricted stock acquired and later forfeited) will again be subject to new grants under the Option Plan.

Exercise Price of Stock Options. The exercise price per share for each stock option is determined by our Compensation Committee; provided, however, that such exercise price shall not, in the case of an incentive stock option, be less than 100% of the Fair Market Value of a share of common stock on the date of grant, or 110% of the Fair Market Value in the case of a stockholder deemed to be a 10% stockholder under Section 422 of the Internal Revenue Code. "Fair Market Value" for all options granted under the Option Plan is defined generally as the closing price of a share of our common stock on the date of grant as reported on The Nasdaq Stock Market, other securities exchange or Over the Counter Bulletin Board on which our common stock is traded. If no sale of Common Stock shall have occurred on a date of grant, the closing price on the next preceding date on which there was a reported sale will be used to determine Fair Market Value.

Purchase of Shares Covered by Stock Options. The shares covered by a stock option may be purchased by cash, tendering shares of our common stock held by the participant, third-party cashless exercise transactions or any other form of payment our board of directors may approve.

Termination of Stock Options. Unless otherwise determined by our board of directors, all rights to exercise stock options terminate on the date specified in the option agreement.

Change of Control. If control of our company changes through, for example, an acquisition of more than 50% of the combined voting power of our stock by another person or company, or through a merger with another company, and the acquirer fails to assume or replace with equivalent awards all outstanding awards under the Option Plan, then the Compensation Committee will have the discretion to cause outstanding options or restricted stock that have not vested prior to the change of control to immediately vest and to make other adjustments the Compensation Committee determines to be appropriate.

Adjustments to Reflect Capital Changes. The number and kind of shares subject to outstanding grants and awards, the exercise price applicable to stock options previously granted, and the number and kind of shares available subsequently to be granted under the Option Plan will be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Option Plan or grants under the Option Plan. Our board of directors has the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made is final and binding on all participants.

Federal Income Tax Consequences. The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Option Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a corporate parent or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

New Plan Benefits

The following table sets forth certain information regarding benefits or amounts that will be received by or allocated to each of the following individuals under the Option Plan upon approval by our stockholders of the amendments thereto: (i) each of the executive officers named in the Summary Compensation Table above; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, excluding executive officers, as a group. The following table only includes the options approved by our board of directors in excess of the previously allowed per participant limit as all previous option grants were within the limits allowed under the Option Plan.

	Stock Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Shares

Kent Heyman, Director (co-chairman of the board) and Chief Executive Officer	$675,000	2,700,000

Jay Elliot, Director (co-chairman of the board) and former Chief Executive Officer	$864,000	2,700,000

Malcolm Elvey, Director	$200,000	500,000

Mel Lavitt, Director	$200,000	500,000

Alex Mashinsky, Director	$-	0

Gregory Osborn, Director	$96,000	300,000

Timothy Wallace, Director	$200,000	500,000

Richard Liebman, CFO	$187,500	750,000

Gregory Duffell, former Director and International President	--	--

Joshua Feller, former Sr. Vice President Sales	--	--

Syed Aamer Azam, Vice President Engineering	$285,000	675,000

All current executive officers as a group (5 persons)	$2,011,500	6,825,000

All current directors who are not executive officers as a group	$696,000	1,800,000

All employees, excluding executive officers, as a group	$568,400	1,690,000
____________________

(1) The dollar value is calculated as the number of options granted multiplied by the option price.

Pursuant to an agreement between Mr. Heyman and us, we agreed to grant Mr. Heyman options to purchase 2,700,000 shares of our common stock at an exercise price of $.25 per share. The options will vest in installments on or before July 1, 2007.

Pursuant to an agreement between Mr. Elliot and us, we agreed to grant Mr. Elliot options to purchase 2,700,000 shares of our common stock at an exercise price of $.32 per share. The options vest 25% as of March 26, 2006, and the balance vest monthly over the 30 month period after March 26, 2006.

Pursuant to an agreement between Mr. Mashinsky and us, we agreed to grant Mr. Mashinsky options to purchase 1,020,000 shares of our common stock at an exercise price of $.32 per share. The options are vested and were exercised on a net exercise basis in December 2005.

Pursuant to an agreement between Mr. Liebman and us, we agreed to grant Mr. Liebman options to purchase 750,000 shares of our common stock at an exercise price of $.25 per share. The options vest 25% as of March 26, 2006, and the balance vest monthly over the 30 month period after March 26, 2006.

Other than the grants to Messrs. Heyman, Elliot, Mashinsky and Liebman, the future option grants to our executive officers are not determinable at this time because, under the terms of the Option Plan, such grants are made in the discretion of our board of directors or the Compensation Committee.

The future option grants to our directors who are not executive officers are not determinable at this time because, under the terms of the Option Plan, such grants are made in the discretion of our board of directors or the Compensation Committee.

Other than as indicated above with respect to the stock option grants to Messrs. Heyman, Elliot, Mashinsky and Liebman, it is not currently determinable how much of the benefits of the proposed amendment to the Option Plan Amendment will be received by or allocated to our executive officers or directors.

Previously Granted Options Under the Option Plan

Through June 15, 2006, we had granted options to purchase an aggregate of 12,575,000 shares of common stock under the Option Plan (not including those options which have been exercised and those that have been canceled or forfeited as of such date) at an average exercise price of $.33 per share. As of June 15, 2006, options to purchase 2,224,700 shares were vested and options to purchase 1,020,000 shares had been exercised under the Option Plan. The following table sets forth the options granted under the Option Plan to: (i) the executive officers named in the Summary Compensation Table above; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) each associate of any of such directors, executive officers or nominees; (v) each person who has received or is to receive 5% of such options or rights; and (vi) all employees, excluding executive officers, as a group.

Name	Options Granted through	Exercise Price	Expiration Date
	June 15, 2006
Kent Heyman	2,700,000	$0.25	March 26, 2007
Jay Elliot	2,700,000	$0.32	September 26, 2008
Malcolm Elvey	500,000	$0.40	May 11, 2009
Mel Lavitt	500,000	$0.40	May 11, 2009
Alex Mashinsky	1,020,000	$0.32	March 26, 2007
Gregory Osborn	300,000	$0.32	January 9, 2008
Timothy Wallace	500,000	$0.40	May 11, 2009
Richard Liebman	750,000	$0.25	September 26, 2008
Gregory Duffell	--	--	--
Joshua Feller	--	--	--
Syed Aamer Azam	675,000	$0.32	January 9, 2009
All current executive officers as a group (5 person)	6,825,000	$0.29
All current directors who are not executive officers as a group (5 persons)	2,820,000	$0.36
Each associate of any directors, executive officers or nominees	--	--
All employees, excluding executive officers, as a group (approximately 14 persons)(1)	1,690,000	$0.41

(1)           All 19 of our employees are eligible to participate in the Option Plan.

As of June 26, 2006, the market value of the common stock underlying the Option Plan was $.25 per share.

Of the 12,575,000 options granted as of June 15, 2006, 815,000 of such options have been canceled and were reissued by us.

Options are granted under the Option Plan pursuant to various vesting schedules. In general, such options vest over a three year period.

Each of the following individuals holds more than 5% of the total options issuable under the Option Plan: Kent Heyman 21%; Jay Elliot 21%; Richard Liebman 6%; Syed Aamer Azam 5%.

EFFECTIVE DATE OF CONSENTS

Pursuant to Rule 14c-2 under the Exchange Act, the consents approving the Reverse Split Amendment, Restated Certificate, election of Directors and Option Plan Amendment, shall not occur until a date at least twenty days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July 30, 2006.

DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, our certificate of incorporation or By-Laws to dissent from any of the provisions adopted in the Reverse Split Amendment or Restated Certificate.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at 555 Twin Dolphin Drive, Suite 650, Redwood City, California 94065, Attention: Chief Financial Officer, or by contacting the Company via telephone at (650) 232-2603. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

By Order of the Board of Directors.

/s/ Richard Liebman Richard Liebman Chief Financial Officer

EXHIBIT "A"

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
POWERHOUSE TECHNOLOGIES GROUP, INC.

PowerHouse Technologies Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

FIRST: That the Board of Directors of the Company adopted the following resolutions on February 21, 2006, with respect to amendment of Article IV of the Company's Certificate of Incorporation (the "Charter Amendment").

SECOND: That the stockholders of the Company, by majority written consent of its stockholders in lieu of a meeting, duly adopted resolutions setting forth the following proposed amendments to the Certificate of Incorporation of the Company. The resolutions setting forth the proposed amendment are as follows:

NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Certificate of Incorporation be amended in its entirety to read as follows:

ARTICLE IV

I. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, which shall be divided into two classes as follows:

A. One Hundred Million (100,000,000) shares of Common Stock, par value $.0001 per share; and

B. Five Million (5,000,000) shares of Preferred Stock, par value $.0001 per share.

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. Such designations, relative rights, preferences and limitations may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board of Directors may increase or decrease the number of shares of any series subsequent to the issued shares of that series, but not above the total number of authorized shares of Preferred Stock and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without the consent of the holders of any other series of Preferred Stock, or Common Stock.

II. Reverse Stock Split. At the time this amendment becomes effective (the "Reverse Split Date"), each share of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this Paragraph II as the "Old Common Stock") automatically and without any action on the part of the holder thereof will be reclassified and changed into ____________* of a share of new Common Stock, par value $.0001 per share (referred to in this Paragraph II as the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates (the "New Certificate", whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the corporation for cancellation, an amount in cash equal to the product of (i) the closing trading price of the corporation's Common Stock on the trading date immediately before the effective date of this amendment and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of ninety-nine hundredths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the corporation that such taxes are not payable. From and after the Reverse Split Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the One Hundredth of One Cent ($.0001) par value of each such share. The Reverse Split Date shall be the commencement of business on ________________, 2006.

THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and that notice of the majority written consent of stockholders in lieu of meeting has been provided to the stockholders who did not consent to such action.

IN WITNESS WHEREOF, PowerHouse Technologies Group, Inc. has caused this Certificate to be signed by Kent Heyman, its Chief Executive Officer, this 7th day of March, 2006.

By:
Name: Kent Heyman
Title: Chief Executive Officer

*The Board of Directors will have the authority to determine the exchange ratio to be included in the above blank, which ratio shall be either: one-for-two; one-for-three; one-for-four; one-for-five; one-for-six; one-for-seven; one-for-eight; one-for-nine; one-for-ten; one-for-eleven; one-for-twelve; one-for thirteen; one-for-fourteen; or one-for-fifteen.

EXHIBIT “B”

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
POWERHOUSE TECHNOLOGIES GROUP, INC.

Pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware (the "DGCL"), PowerHouse Technologies Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the DGCL, does hereby certify as follows:

1.
The present name of the Corporation is PowerHouse Technologies Group, Inc. The date of filing the original Certificate of Incorporation of the Corporation (the "Original Certificate of Incorporation") with the Secretary of State was June 9, 1999, under the name Agate Technologies, Inc. The Original Certificate of Incorporation was amended by a Certificate of Merger filed June 28, 1999; a Certificate of Renewal filed June 14, 2002; a Certificate of Amendment filed June 27, 2002; a Certificate of Amendment filed on April 8, 2003 changing its name to “PowerHouse Technologies Group, Inc.”; a Certificate of Amendment filed May 24, 2004; a Certificate of Designations filed May 24, 2004; a Certificate of Designations (the “Junior A Certificate of Designations”) filed June 7, 2004; a Certificate of Correction filed August 11, 2004; a Certificate of Amendment filed August 11, 2004; a Certificate of Amendment filed August 12, 2004; a Certificate of Ownership and Merger filed November 19, 2004; a Certificate of Correction filed September 12, 2005; a Certificate of Amendment filed September 21, 2005; and a Certificate of Amendment filed February 22, 2006.

2.	This Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") amends and restates the Original Certificate of Incorporation as previously amended.

3.	The Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

4.
This Amended and Restated Certificate of Incorporation amends and restates the Original Certificate of Incorporation as heretofore amended by striking out the Original Certificate of Incorporation as heretofore amended in its entirety and substituting in lieu thereof the Amended and Restated Certificate of Incorporation provided for hereinafter.

5.
This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and notice of the majority written consent of stockholders in lieu of meeting has been provided to the stockholders who did not consent to such action.

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MIGO SOFTWARE, INC.

ARTICLE I

Name

The name of the corporation is Migo Software, Inc. (the "Corporation").

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Wilmington, County of Kent. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

Capital Stock

The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000) shares, which shall be divided into two classes as follows:

A. Two Hundred Million (200,000,000) shares of Common Stock, par value $.0001 per share; and

B. Ten Million (10,000,000) shares of Preferred Stock, par value $.0001 per share, of which 5,000,000 shares have been designated as Series A Junior Preferred Stock and 5,000,000 shares remain undesignated. The rights and preferences of the Series A Junior Preferred Stock shall be as set forth in the Certificate of Designations, Preferences and Rights as previously filed with the Secretary of State of Delaware on June 7, 2004, and attached hereto as Exhibit “A” and hereby made a part hereof.

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. Such designations, relative rights, preferences and limitations may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board of Directors may increase or decrease the number of shares of any series subsequent to the issued shares of that series, but not above the total number of authorized shares of Preferred Stock and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without the consent of the holders of any other series of Preferred Stock, or Common Stock.

ARTICLE V

Directors

(1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors (the "Board of Directors").

(2) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

(3) To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(4) Removal of Directors. Any director, or the entire Board of Directors, may be removed by the stockholders from office at any time prior to the expiration of his term of office, with or without cause, and only by the affirmative vote of a majority of the shares then entitled to vote at an election of directors.

ARTICLE VI

Indemnification of Directors, Officers and Others

(1)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(2)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3)  To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(4)  Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

(5)  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(6)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(7)  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the DGCL.

(8)  For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(9)  For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

(10)  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(11) It is the intent of this Corporation under this Article of this Amended and Restated Certificate of Incorporation that the indemnification provided hereunder extend only to the maximum amount permissible under the laws of the State of Delaware. To the extent that there is a conflict between the provisions set forth in this Article and the laws of the State of Delaware, such laws shall govern and if one or more words, phrases, clauses, sentences or sections of this Article should be held unenforceable for any reason, the remaining portions of this Article shall remain in full force and effect only to the extent permissible under the laws of the State of Delaware.

ARTICLE VII

By-Laws

The directors of the Corporation shall have the power to adopt, amend or repeal the By-laws of the Corporation.

ARTICLE VIII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision of this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Amended and Restated Certificate of Incorporation are subject to this reservation.

IN WITNESS WHEREOF, POWERHOUSE TECHNOLOGIES GROUP, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary on the _____ day of _______, 2006.

POWERHOUSE TECHNOLOGIES
GROUP, INC.

By:
Name: Kent F. Heyman
Title: Chief Executive Officer

ATTEST:

By:
Name: Richard Liebman
Title: Secretary

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
POWERHOUSE TECHNOLOGIES GROUP, INC.

PowerHouse Technologies Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

FIRST: That the Board of Directors of the Company adopted the following resolutions on March ___, 2006, with respect to amendment of Article IV of the Company's Certificate of Incorporation (the "Charter Amendment").

SECOND: That the stockholders of the Company, by majority written consent of its stockholders in lieu of a meeting, duly adopted resolutions setting forth the following proposed amendments to the Certificate of Incorporation of the Company. The resolutions setting forth the proposed amendment are as follows:

NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Certificate of Incorporation be amended in its entirety to read as follows:

ARTICLE IV

I. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, which shall be divided into two classes as follows:

A. One Hundred Million (100,000,000) shares of Common Stock, par value $.0001 per share; and

B. Five Million (5,000,000) shares of Preferred Stock, par value $.0001 per share.

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. Such designations, relative rights, preferences and limitations may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board of Directors may increase or decrease the number of shares of any series subsequent to the issued shares of that series, but not above the total number of authorized shares of Preferred Stock and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without the consent of the holders of any other series of Preferred Stock, or Common Stock.

II. Reverse Stock Split. At the time this amendment becomes effective (the "Reverse Split Date"), each share of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this Paragraph II as the "Old Common Stock") automatically and without any action on the part of the holder thereof will be reclassified and changed into ____________* of a share of new Common Stock, par value $.0001 per share (referred to in this Paragraph II as the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the corporation for cancellation, a certificate or certificates (the "New Certificate", whether one or more) representing the number of whole shares (rounded down to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the corporation for cancellation, an amount in cash equal to the product of (i) the closing trading price of the corporation's Common Stock on the trading date immediately before the effective date of this amendment and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of ninety-nine hundredths of one share of New Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the corporation that such taxes are not payable. From and after the Reverse Split Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the One Hundredth of One Cent ($.0001) par value of each such share. The Reverse Split Date shall be the commencement of business on ________________, 2006.

THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and that notice of the majority written consent of stockholders in lieu of meeting has been provided to the stockholders who did not consent to such action.

IN WITNESS WHEREOF, PowerHouse Technologies Group, Inc. has caused this Certificate to be signed by Kent Heyman, its Chief Executive Officer, this _____ day of ______, 2006.

By:  ______________________
Name: Kent Heyman
Title: Chief Executive Officer

*The Board of Directors will have the authority to determine the exchange ratio to be included in the above blank, which ratio shall be either: one-for-two; one-for-three; one-for-four; one-for-five; one-for-six; one-for-seven; one-for-eight; one-for-nine; one-for-ten; one-for-eleven; one-for-twelve; one-for thirteen; one-for-fourteen; or one-for-fifteen.

EXHIBIT “C”

AMENDMENT TO
POWERHOUSE TECHNOLOGIES GROUP, INC.
2004 OMNIBUS STOCK INCENTIVE PLAN

The 2004 OMNIBUS STOCK INCENTIVE PLAN (the “Plan”) of PowerHouse Technologies Group, Inc., a Delaware corporation (the “Company”), is hereby amended as follows:

1.	The name of the Plan is hereby changed to the “Migo Software, Inc. 2004 Omnibus Stock Incentive Plan”.

2.	The first sentence of Section 3 of the Plan is hereby amended to read as follows:

“The total number of shares that may be optioned or awarded under the Plan is 20,000,000 shares of Common Stock, except that said number of shares shall be adjusted as provided in Section 13 hereof.”

3.	The last sentence of Section 4 of the Plan is hereby amended to read as follows:

“In no event shall any Participant who is a key employee be granted stock options with respect to more than 3,000,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 13 hereof).”

4.	The above amendments shall have retroactive effect such that the amendments shall apply to grants of options that have preceded the date of this amendment.

APPROVED BY THE BOARD OF DIRECTORS ON MAY 11, 2006.

APPROVED BY THE STOCKHOLDERS ON __________________, 2006.